                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


Dayton, Ohio                                                 ARTHUR ANDERSEN LLP
June 19, 1996